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                                                                    EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI of our report dated March 29, 1994 on our audit of the Consolidated financial statements and financial statement schedules for the year ended December 31, 1993 of United Insurance Companies, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
January 10, 1997